Exhibit 10.98

EIGHTH AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

This EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of February 26, 2024, and effective in accordance with Section 3 below, by and among TTEC HOLDINGS, INC. (formerly known as TeleTech Holdings, Inc.), a Delaware corporation (the “US Borrower” or the “Administrative Borrower”, as applicable), certain subsidiaries of the Administrative Borrower party hereto, the Lenders (as defined below) party hereto (the “Consenting Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders party to the Credit Agreement (as defined below) (“Agent”).

STATEMENT OF PURPOSE:

WHEREAS, the US Borrower, each Subsidiary of the US Borrower that is or may become a party thereto as a Foreign Borrower (each such Foreign Borrower, together with US Borrower shall be referred to herein, collectively, as “Borrowers” and, individually, each a “Borrower”), the financial institutions party thereto from time to time (the “Lenders”) and Agent are parties to the Amended and Restated Credit Agreement dated as of June 3, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; as amended by this Amendment, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have elected to reduce the Revolving Credit Commitment to an aggregate principal amount of $1,300,000,000, in accordance with Section 2.9(a) of the Existing Credit Agreement;

WHEREAS, the Borrowers have requested, and subject to the terms and conditions set forth herein, Agent and the Consenting Lenders have agreed, to certain amendments to the Existing Credit Agreement as more specifically set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Capitalized Terms.  All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.
2.Amendment to Existing Credit Agreement. As of the Eighth Amendment Effective Date (as defined below), subject to the terms and conditions hereof, the parties hereto agree that the Existing Credit Agreement is amended as follows:
(a)The following definitions are hereby added (in appropriate alphabetical order) to Section 1.1 of the Existing Credit Agreement to read in their entirety as follows:

“ “Covenant Adjustment Period” means the period commencing with the fiscal quarter ending March 31, 2024 and ending on the earlier of (a) April 1, 2025 and (b) upon written notice from the Administrative Borrower, at the Administrative Borrower’s option, the date that the Administrative Borrower provides a Compliance Certificate to the Agent demonstrating that the US Borrower is in pro forma compliance with the financial covenants set forth in Section 5.7, as in effect immediately prior to the Covenant Adjustment Period for the applicable fiscal quarter.”

“ “Eighth Amendment Effect Date”  means February 26, 2024.”

(b)The defined term “Applicable Commitment Fee Rate” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows.

“ “Applicable Commitment Fee Rate” means:

(a) commencing on the Calculation Date for the fiscal quarter ending March 31, 2024 and for each Calculation Date in respect of a fiscal quarter ending prior to the date on which the Covenant Adjustment Period terminated (including a termination pursuant to clause (b) thereof), the percentage per annum set forth in the following matrix, based upon the result of the computation of the Net Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, as provided below:

Net Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 3.50 to 1.00	0.275%
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.250%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.200%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.175%
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	0.150%
Less than 1.00 to 1.00	0.125%

(b)commencing on the Calculation Date for the first fiscal quarter ending after the date on which the Covenant Adjustment Period terminated (including a termination pursuant to clause (b) of the definition thereof), the percentage per annum set forth in the following matrix, based upon the result of the computation of the Net Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, as provided below:

Net Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 4.00 to 1.00	0.275%
Greater than or equal to 3.00 to 1.00 but less than 4.00 to 1.00	0.250%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.200%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.175%
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	0.150%
Less than 1.00 to 1.00	0.125%

The Applicable Commitment Fee Rate shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which US Borrower provides a Compliance Certificate pursuant to Section 5.3(c) for the most recently ended fiscal quarter of US Borrower (each such date, a “Calculation Date”).  The above matrix (as applicable) does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.  Notwithstanding anything herein to the contrary, (i) during any period when US Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated in the above pricing grid then in effect regardless of the Net Leverage Ratio at such time, and (ii)

in the event that any financial information or certification provided to Agent in the Compliance Certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee Rate applied for such Applicable Commitment Fee Period, then (A) US Borrower shall immediately deliver to Agent a corrected Compliance Certificate for such Applicable Commitment Fee Period, (B) the Applicable Commitment Fee Rate shall be determined based on such corrected Compliance Certificate, and (C) US Borrower shall immediately pay to Agent the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such Applicable Commitment Fee Period.”

(c)The defined term “Applicable Margin” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows.

“ “Applicable Margin” means, with respect to the Revolving Loans:

(a)commencing on the Calculation Date for the fiscal quarter ending March 31, 2024 and for each Calculation Date in respect of a fiscal quarter ending prior to the date on which the Covenant Adjustment Period terminated (including a termination pursuant to clause (b) of the definition thereof), the percentage per annum (depending upon whether Loans are Eurodollar Fixed Rate Loans, Transitioned RFR Loans, Initial RFR Loans (GBP) or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Net Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, as provided below; provided, however, that in the case of any Initial RFR Loan (GBP), the Applicable Margin set forth below shall be the Applicable Margin for Eurodollar Fixed Rate Loans plus 0.0326% at each level of the matrix:

Net Leverage Ratio	Applicable Margin for Eurodollar Fixed Rate Loans/Transitioned RFR Loans/Initial RFR Loans (GBP)	Applicable Margin for Base Rate Loans
Greater than or equal to 3.50 to 1.00	2.00%	1.00%
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.750%	0.750%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.500%	0.500%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.375%	0.375%
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	1.125%	0.125%
Less than 1.00 to 1.00	1.000%	0.000%

(b) commencing on the Calculation Date for the first fiscal quarter ending after the date on which the Covenant Adjustment Period terminated (including a termination pursuant to clause (b) of the definition thereof), the percentage per annum (depending upon whether Loans are Eurodollar Fixed Rate Loans, Transitioned RFR Loans, Initial RFR Loans (GBP) or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Net Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, as provided below; provided, however, that in the case of any Initial RFR Loan (GBP), the Applicable Margin set forth below shall be the Applicable Margin for Eurodollar Fixed Rate Loans plus 0.0326% at each level of the matrix:

Net Leverage Ratio	Applicable Margin for Eurodollar Fixed Rate Loans/Transitioned RFR Loans/Initial RFR Loans (GBP)	Applicable Margin for Base Rate Loans
Greater than or equal to 4.00 to 1.00	1.875%	0.875%
Greater than or equal to 3.00 to 1.00 but less than 4.00 to 1.00	1.750%	0.750%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.500%	0.500%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.375%	0.375%
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	1.125%	0.125%
Less than 1.00 to 1.00	1.000%	0.000%

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which US Borrower provides a Compliance Certificate pursuant to Section 5.3(c) for the most recently ended fiscal quarter of US Borrower (each such date, a “Calculation Date”)  The above matrix (as applicable), does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.  Notwithstanding anything herein to the contrary, (i) during any period when US Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid then in effect for Loans of that type, regardless of the Net Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to Agent in the Compliance Certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) US Borrower shall immediately deliver to Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) US Borrower shall immediately pay to Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.”

(d)	The defined term “Revolving Amount” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows.

“ “Revolving Amount” means, for each Lender, the amount set forth opposite such Lender’s name on Schedule 1 hereto as of the Eighth Amendment Effective Date, subject to decreases determined pursuant to Section 2.9(a) hereof, increases pursuant to Section 2.9(b) hereof and assignments of interests pursuant to Section 11.10 hereof; provided that the Revolving Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Revolving Amount of the Fronting Lender shall exclude the Letter of Credit Commitment (other than its pro rata share).  The Revolving Amount for all the Lenders on the Eighth Amendment Effective Date shall be One Billion Three Hundred Million Dollars ($1,300,000,000).”

(e)Clause (a) of Section 5.7 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Net Leverage Ratio.

(i)During the Covenant Adjustment Period, but prior to a Qualifying Debt Issuance, US Borrower shall not suffer or permit the Net Leverage Ratio as of the last day of the most recently completed fiscal quarter during the Covenant Adjustment Period to exceed the ratio set forth below for such fiscal quarter:

Period	Maximum Ratio
Fiscal quarter ending March 31, 2024	4.00 to 1.00
Fiscal quarter ending June 30, 2024	4.25 to 1.00
Fiscal quarter ending September 30, 2024	4.50 to 1.00
Fiscal quarter ending December 31, 2024	4.50 to 1.00
Fiscal quarter ending March 31, 2025	4.00 to 1.00

(ii)At any time after the Covenant Adjustment Period (including if the Covenant Adjustment Period is terminated pursuant to clause (b) of the definition thereof prior to the dates set forth in the grid in clause (i) above), but prior to a Qualifying Debt Issuance, US Borrower shall not suffer or permit the Net Leverage Ratio as of the last day of the most recently completed fiscal quarter to exceed 3.50 to 1.00, subject to the Optional Leverage Ratio Increase.”

(f)The proviso at the end of Section 5.7 of the Existing Credit Agreement is hereby amended to read as follows:

“provided that (i) there shall be at least one full fiscal quarter following the cessation of each such Optional Leverage Ratio Increase during which no Optional Leverage Ratio Increase shall then be in effect, (ii) US Borrower may only elect three Optional Leverage Ratio Increases during the term of this Agreement and (iii) the Optional Leverage Ratio Increase shall not be available during the Covenant Adjustment Period.”

(g)On the Eighth Amendment Effective Date, the aggregate Revolving Credit Commitment shall be permanently reduced such that after giving effect to such reduction, the aggregate amount of the Revolving Credit Commitment is $1,300,000,000 (the “Revolving Commitment Reduction”).  The parties hereto hereby waive any prior notice required by Section 2.9(a) of the Existing Credit Agreement with respect to the Revolving Commitment Reduction.
(h)Schedule 1 (Commitments of Lenders) to the Existing Credit Agreement is hereby amended to read it its entirety as set forth on Annex A attached hereto; and
3.Conditions to Effectiveness.  This Amendment shall be deemed to be effective upon the satisfaction of each of the following conditions to the reasonable satisfaction of Agent (such date the “Eighth Amendment Effective Date”):
(a)Executed Amendment.  Agent shall have received counterparts of this Amendment duly executed by Agent, the Lenders constituting Required Lenders and by an Authorized Officer of the Administrative Borrower and each Credit Party;
(b)No Default or Event of Default.  No Default or Event of Default has occurred and is continuing as of the Eighth Amendment Effective Date or after giving pro forma effect to this Amendment;

(c)Representations and Warranties.  All of the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the Eighth Amendment Effective Date, or if such representation speaks as of an earlier date, as of such earlier date;
(d)Upfront Fees.  The Borrowers shall have paid to the Agent, for the account of each Lender that provides its executed signature page to this Amendment to the Agent or its counsel on or prior to 5:00 p.m. Eastern time on February 23, 2024, upfront fees for the account of each Consenting Lender in an amount equal to 7.5 basis points multiplied by the Revolving Credit Commitment (determined as of the date hereof and after giving effect to the Revolving Commitment Reduction) of such Consenting Lender; and
(e)Agent Fees and Expenses.  Payment of all fees and expenses of Agent, Wells Fargo Securities, LLC and their counsel required to be paid on the Eighth Amendment Effective Date.

For purposes of determining compliance with the conditions specified in this Section 3, the Agent and each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Eighth Amendment Effective Date specifying its objection thereto.

4.Representations and Warranties.  By its execution hereof, each Credit Party hereby represents and warrants to Agent and the Lenders that, as of the date hereof after giving effect to this Amendment:

each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

no Default or Event of Default has occurred and is continuing as of the date hereof or after giving pro forma effect to this Amendment;

it has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and to perform and observe the provisions of this Amendment;

this Amendment has been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

the execution, delivery and performance of this Amendment do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 of the Credit Agreement) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement to which such Company is a party.

5.Effect of this Amendment.  Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Credit Parties, on the one hand, and Agent or any other Lender, on the other hand.  References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.  This Amendment is a Loan Document.
6.Reaffirmations.  Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.
7.Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF BORROWERS, AGENT, AND THE LENDERS SHALL BE GOVERNED BY NEW YORK LAW, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.
8.Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
9.Electronic Transmission.  Delivery of this Amendment by facsimile, telecopy or pdf shall be effective as delivery of a manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

ADMINISTRATIVE BORROWER:

TTEC HOLDINGS, INC., as Borrower

By: /s/Paul Miller
Name: Paul Miller
Title: Treasurer

GUARANTORS OF PAYMENT:

TTEC SERVICES CORPORATION, as Guarantor of Payment

By: /s/Paul Miller
Name: Paul Miller
Title: Treasurer/Director

TTEC DIGITAL, LLC, as Guarantor of Payment

By: /s/Paul Miller
Name: Paul Miller
Title: Treasurer/Board of Managers

TTEC GOVERNMENT SOLUTIONS, LLC, as Guarantor of Payment

By: /s/Paul Miller
Name: Paul Miller
Title: Treasurer/Board of Managers

TTEC INTERNATIONAL HOLDINGS, LLC, as Guarantor of Payment

By: /s/Paul Miller
Name: Paul Miller
Title: Treasurer/Board of Managers

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

TTEC HEALTHCARE SOLUTIONS, INC., as Guarantor of Payment

By: /s/Paul Miller
Name: Paul Miller
Title: Treasurer

MOTIF, INC., as Guarantor of Payment

By: /s/Paul Miller
Name: Paul Miller
Title: Treasurer

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By: /s/Faraj Elmagbari

Name:Faraj Elmagbari

Title: Director

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Lender

By: /s/Scott Zuiderveen

Name: Scott Zuiderveen
Title: Senior Vice President

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as Lender

By: /s/Danielle Marek

Name: Danielle Marek
Title: Vice President

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Lender

By: /s/Marty McDonald

Name: Marty McDonald
Title: Vice President

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

BMO Bank N.A., successor by merger to BANK OF THE WEST

By: /s/Christopher Golec

Name: Christopher Golec
Title: Director

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

KEYBANK NATIONAL ASSOCIATION, as Lender

By: /s/Allyn A. Coskun

Name: Allyn A. Coskun
Title: Senior Vice President

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

CITIBANK, N.A., as Joining Lender

By: /s/Tony Sood

Name: Tony Sood
Title: Director

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By: /s/David Sanders

Name: David Sanders
Title: Global Relationship Manager

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

THE NORTHERN TRUST COMPANY, as Lender

By: /s/Sam Lincoln

Name: Sam Lincoln
Title: Vice President

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

Commerce Bank, as Joining Lender

By: /s/Kyle Area

Name: Kyle Area
Title: Senior Vice President

TTEC Holdings, Inc.

Eighth Amendment to Amended and Restated Credit Agreement

Signature Page

ANNEX A

SCHEDULE 1

COMMITMENTS OF LENDERS

Lender	Revolving Amount	Commitment Percentage
Wells Fargo Bank, National Association	$229,666,666.67	17.666666667%
Bank of America, N.A.	229,666,666.67	17.666666667%
U.S. Bank, National Association	208,000,000.00	16.000000000%
PNC Bank National Association	208,000,000.00	16.000000000%
Bank of the West	143,000,000.00	11.000000000%
KeyBank National Association	125,666,666.67	9.666666667%
Citibank, N.A.	60,666,666.67	4.666666667%
HSBC Bank USA, National Association	43,333,333.33	3.333333333%
The Northern Trust Company	30,333,333.33	2.333333333%
Commerce Bank	21,666,666.66	1.666666666%
Total	$1,300,000,000.00	100.000000000%